Exhibit 99.1
Unigene’s Licensee, Tarsa Therapeutics, Reports Positive Clinical Data in Phase 2 Study of Oral Calcitonin for Prevention of Postmenopausal Osteoporosis

Results Presented at ASBMR 2012 Show Oral Calcitonin Improves Bone Mineral Density at Lumbar Spine

Tarsa to Provide Expert Assistance to Italian Marketer of Nasal Calcitonin Spray, Whose Request for Reexamination of Recent CHMP Recommendation Has Been Accepted

Poster Presentation at ASBMR 2012 Concludes One-Year Use of Tarsa’s Oral Calcitonin Is Not Associated with Increased Risk of Cancer

October 16, 2012 – Boonton, NJ – Unigene Laboratories, Inc. (OTCBB: UGNE), a leader in the design, delivery, manufacture and development of peptide-based therapeutics, today announced that its licensee, Tarsa Therapeutics, reported that a Phase 2 trial of its oral recombinant salmon calcitonin in the prevention of postmenopausal osteoporosis was successfully concluded and yielded statistically significant, clinically relevant improvements in bone mineral density (BMD) at the lumbar spine.

The Phase 2 trial evaluated the ability of Tarsa’s oral calcitonin tablet to improve BMD at the lumbar spine after one year of daily treatment in postmenopausal women with low bone mass (osteopenia) at increased risk of fracture.  Tarsa’s oral calcitonin was superior to placebo in increasing BMD at the lumbar spine in this patient population, and its safety profile did not differ substantially from that of placebo. The Phase 2 study results were the subject of an oral presentation at the American Society for Bone and Mineral Research (ASBMR) 2012 Annual Meeting.

Ashleigh Palmer, Chief Executive Officer, stated, “We are delighted with the positive results from Tarsa’s study of oral calcitonin in postmenopausal women with osteopenia.  The safety and efficacy data in this Phase 2 study confirm the positive results that Tarsa achieved in its Phase 3 study of oral calcitonin for the treatment of postmenopausal osteoporosis.”

Separately, on Friday, October 12, Tarsa announced an agreement in principle with Therapicon® Slr to provide consulting assistance to the Italian firm in its appeal of the recent recommendation by the European Medicines Agency's (EMA) Committee for Medicinal Products for Human Use (CHMP) to limit the use of calcitonin-containing medicines. Therapicon’s request for a reexamination of the recommendation has been acknowledged by the CHMP, and a timetable for the reexamination process has been set.

A poster presentation hosted by Tarsa at ASBMR 2012 discussed combined safety data from Tarsa’s two recent year-long clinical trials of its oral calcitonin showing that no signal of carcinogenicity was detected.

Palmer commented, “We applaud Therapicon and Tarsa for their strategic, proactive approach towards addressing the unexpected EMA recommendation, which we now understand was based on a retrospective analysis of long finished clinical trials involving certain calcitonin products unrelated to Unigene or its licensees.  We look forward to Tarsa’s continued advancement of its oral calcitonin programs and to a satisfactory resolution to Therapicon’s CHMP review, which we hope will reaffirm the favorable overall safety and efficacy profile that calcitonin has demonstrated over its nearly 30 years as an approved medicine.”

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform.  Peptelligence™ encompasses extensive intellectual property covering drug delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence.  Core Peptelligence™ assets include proprietary oral and nasal peptide drug delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to whether: Tarsa will be able to successfully develop its oral recombinant salmon calcitonin for the prevention of postmenopausal osteoporosis; whether additional studies will show that Tarsa’s oral recombinant salmon calcitonin will yield statistically significant, clinically relevant improvements in bone mineral density (BMD) at the lumbar spine; Tarsa’s oral calcitonin is associated with increased risk of cancer; oral calcitonin is effective for the treatment of postmenopausal osteoporosis; Tarsa will reach agreement with Therapicon® Slr to provide consulting assistance in relation to the recent recommendation by the European Medicines Agency's (EMA) Committee for Medicinal Products for Human Use (CHMP) to limit the use of calcitonin-containing medicines; and Therapicon’s request for a reexamination of the recommendation will be successful and, if so, the associated timing.  This press release also contains forward-looking statements relating to whether the United States Food and Drug Administration (FDA), could take actions as a result of the EMA recommendation, including withdrawing calcitonin-containing products from the market or limiting their use; the reduction or elimination of Fortical® sales and royalties,  the value of current calcitonin development projects and the value of the company’s investment in Tarsa; potential discussions between Tarsa and FDA relating to the EMA situation; the rescheduling of the company’s annual stockholder meeting; Tarsa’s search for additional data to better understand the rationale behind the CHMP’s recommendation; Tarsa’s plans to file for marketing approval of its oral recombinant salmon calcitonin product in the U.S. and Europe; Tarsa’s continuing development of its oral calcitonin; any further comment by Tarsa regarding the EMA situation and its potential impact on the company; the risk of unwanted PTH cardiovascular effects is significantly less as compared to other obesity product candidates; Stealth’s Phase 1 clinical study begins before year end.  These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements,  the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

For Investors & Media:
Joshua Drumm, Ph.D. / Jason Rando
Tiberend Strategic Advisors, Inc.
(212) 827-0020
jdrumm@tiberend.com
jrando@tiberend.com

Source:  Unigene Laboratories, Inc...